Exhibit 99.3

BUCKSHOT TRUCKING LLC

FINANCIAL STATEMENTS

For the Years Ended December 31, 2023 and 2022

BUCKSHOT TRUCKING LLC INDEX TO THE FINANCIAL STATEMENTS

INDEPENDENT AUDITORS’ REPORT

To the Members of Buckshot Trucking LLC

We have audited the accompanying financial statements of Buckshot Trucking LLC (the “Company”), which comprise the balance sheets as of December 31, 2023 and 2022, and the related statements of income, members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas

June 25, 2024

BUCKSHOT TRUCKING LLC

Balance Sheets

	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$331,990	$369,974
Accounts receivable, net	975,625	871,513
Prepaid expenses and other current assets	149,219	-
Total current assets	1,456,834	1,241,487
Right of use assets – finance leases, net	293,358	231,122
Property and equipment, net	1,684,117	1,839,047
Total assets	$3,434,309	$3,311,656

Liabilities and members' equity
Current liabilities
Line of credit	$-	$15,702
Accounts payable and accrued expenses	74,539	97,200
Finance leases, current portion	66,806	62,697
Notes payable, current portion	459,179	372,644
Total current liabilities	600,524	548,243
Finance leases, net of current portion	45,386	48,931
Notes payable, net of current portion	628,315	828,630
Total liabilities	1,274,225	1,425,804
Commitments and contingencies (Note 10)
Members' equity	2,160,084	1,885,852
Total liabilities and members' equity	$3,434,309	$3,311,656

The accompanying notes are an integral part of these financial statements.

BUCKSHOT TRUCKING LLC

Statements of Income

	For the Years Ended December 31,
	2023	2022
Net revenues	$8,039,157	$7,498,996
Cost of transportation and services (exclusive of depreciation)	2,384,015	3,018,983
Gross Profit	5,655,142	4,480,013
Costs and expenses:
Sales, general and administrative expense	4,240,900	2,907,518
Depreciation and amortization expense	362,462	181,611
Impairment on property and equipment	110,000	-
Loss on disposal of assets	30,235	51,878
Total costs and expenses	4,743,597	3,141,007
Operating income	911,545	1,339,006
Other income (expense):
Other income (expense), net	113,929	1,153
Interest expense	(100,134)	(73,412)
Total other income (expense)	13,795	(72,259)
Net income	$925,340	$1,266,747

The accompanying notes are an integral part of these financial statements.

BUCKSHOT TRUCKING LLC

Statements of Changes in Members’ Equity

For the Years Ended December 31, 2023 and 2022

Total Members' Equity
Balance at January 1, 2022	$1,168,729
Capital contributions	17,906
Distributions	(567,530)
Net income	1,266,747
Balance at December 31, 2022	1,885,852
Distributions	(651,108)
Net income	925,340
Balance at December 31, 2023	$2,160,084

The accompanying notes are an integral part of these financial statements.

BUCKSHOT TRUCKING LLC

Statements of Cash Flows

	For the Years Ended December 31,
	2023	2022
Cash Flows from Operating Activities
Net income	$925,340	$1,266,747
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization expenses	362,462	181,611
Impairment on property and equipment	110,000	-
Provision for bad debts	-	127,450
Loss on disposal on assets	30,235	51,878
Changes in operating assets and liabilities:
Account receivable	(104,112)	(343,502)
Prepaid expenses and other current assets	247,559	10,000
Accounts payable and accrued expenses	(22,661)	(14,832)
Net cash provided by operating activities	1,548,823	1,279,352
Cash flows from Investing Activities
Purchases of property and equipment	(58,568)	(194,797)
Proceeds from sale of property and equipment	18,399	80,000
Net cash used in investing activities	(40,169)	(114,797)
Cash flows from Financing Activities
Proceeds from line of credit drawdown	40,000	75,000
Repayment of line of credit drawdown	(55,702)	(107,572)
Finance lease payments	(84,236)	(29,047)
Payment to finance prepaid insurance	(342,767)	-
Payments on notes payable	(452,825)	(331,607)
Contributions from members	-	17,905
Distributions to members	(651,108)	(567,530)
Net cash used in financing activities	(1,546,638)	(942,851)
Net (decrease) increase in cash and cash equivalents	(37,984)	221,704
Cash and cash equivalents, beginning of year	369,974	148,270
Cash and cash equivalents, end of the year	$331,990	$369,974
Supplemental cash flow information:
Interest paid	$100,134	$73,412
Supplemental non-cash investing and financing activities:
Debt issued to acquire equipment, related party	$243,409	$130,104
Debt issued to acquire equipment	211,358	963,432
Debt cancelled relating to equipment trade-ins	84,933	14,329
Financed insurance premiums	396,778	-

The accompanying notes are an integral part of these financial statements.

BUCKSHOT TRUCKING LLC

NOTES TO THE FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations

Buckshot Trucking LLC (“Buckshot” or the “Company”), a Wyoming limited liability company, is a trucking contractor, headquartered in Colorado since 2017. The Company provides hot shot trucking services predominately to the oil and gas industry. To date, our Company has grown to offer multiple service lines in multiple sectors. Our simple approach to quality service, safety, and dependability has earned Buckshot Trucking LLC the opportunity to provide services across the United States to a diverse group of over 100 customers.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), expressed in U.S. dollars. The accompanying financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with GAAP. References to GAAP issued by the FASB in these accompanying notes to the financial statements are to the FASB Accounting Standards Codification (“ASC”).

Use of Estimates

The preparation of the accompanying financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are adjusted to reflect actual experience when necessary. Such estimates included, but are not limited to, revenue recognition, lease accounting, useful lives of fixed assets, allowance for credit losses and estimation of contingencies. Our actual results may differ from our estimates.

Cash

Cash consists of a cash account held at a financial institution. The Company considers all short-term investments with an original maturity date of three months or less to be cash equivalents.

Accounts Receivable

Trade accounts receivable are recognized and carried at billed amounts less an allowance for credit losses. The Company adopted the Current Expected Credit Losses (“CECL”) guidance effective January 1, 2023. The Company maintains the allowance for estimated losses resulting from the inability of the Company’s customers to make required payments. The allowance represents the current estimate of lifetime expected credit losses over the remaining duration of existing accounts receivable considering current market conditions and supportable forecasts when appropriate. The estimate is a result of the Company’s ongoing evaluation of collectability, customer creditworthiness, historical levels of credit losses, and future expectations. The allowance for credit losses as of December 31, 2023 and 2022 was $127,450 for both years, respectively.

Prepaid Expenses

The prepaid expenses as of December 31, 2023 consist primarily of a prepayment towards the Company’s insurance policy.

Property and Equipment

We generally record property and equipment at cost, or in the case of acquired property and equipment, at fair value at the date of acquisition. Maintenance and repair expenditures are charged to expense as incurred.

We compute depreciation expense on a straight-line basis over the estimated useful lives of the assets as follows:

Classification	Estimated Useful Life
Vehicles, containers, tractors, trailers and tankers	5-10 years

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including its vehicles, containers, tractors, trailers, tankers and lease assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured first by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are impaired, an impairment loss would be recognized based on the excess of the carrying amount of the asset above the fair value of the asset. As of December 31, 2023, the Company recorded an impairment of $110,000 to its property and equipment based on a third party appraisal.

Leases

We determine if an arrangement is a lease at inception. We recognize operating or finance lease right-of-use assets and liabilities at the lease commencement date based on the estimated present value of the lease payments over the lease term. Most of our leases are finance leases that provide a fixed interest rate. In cases where a fixed interest rate is not available, we choose to use incremental borrowing rates based on our existing debt arrangements available at commencement date to determine the present value of future lease payments.

We include options to extend or terminate a lease in the lease term when we are reasonably certain to exercise such options. We exclude variable lease payments (such as payments based on an index or reimbursements of lessor costs) from our initial measurement of the lease liability. We recognize leases with an initial term of 12 months or less as lease expense over the lease term and those leases are not recorded on our Balance Sheets. We account for lease and non-lease components within a contract as a single lease component for our real estate leases, if any. Currently the Company includes its 12 month operating lease for office space as a monthly lease expense within the Statement of Income. The Company includes its finance leases in the ROU assets and lease liabilities on the Balance Sheets.

Accrued Expenses

The accrued expenses as of December 31, 2023 and 2022 are related to the freight pay owed to contractors and amounts accrued for payroll and related benefits.

Revenue Recognition

Revenue is accounted for under ASC 606 Revenue from Contracts with Customers through the following steps:

■	Identify the contract with a customer;
■	Identify the performance obligations in the contract;
■	Determine the transaction price;
■	Allocate the transaction price to performance obligations in the contract; and
■	Recognize revenue when or as the Company satisfies a performance obligation.

Through trucking agreements, executed with the customers, the Company provides a service: providing vehicles and/or drivers to assist with customers’ transport of goods.

The Company recognizes revenue when control of promised services are transferred to a customer in an amount equal to the consideration expected to be received for those services.

Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when the performance obligation is satisfied.

We generate revenue by providing truck brokerage and other transportation services for our customers. Additional services may be provided to our customers under their transportation contracts, including unloading and other incidental services. The transaction price is based on the consideration specified in the customer’s contract.

A performance obligation is created when a customer under a transportation contract submits a bill of lading for the transport of goods from origin to destination. These performance obligations are satisfied as the shipments move from origin to destination. We recognize transportation revenue on a per shipment basis as a shipment moves from origin to destination and the related costs are recognized as incurred. Some of our customer contracts contain our promise to stand ready to provide transportation services. Performance obligations are generally short-term, with transit times usually less than one week. Generally, customers are billed on shipment of the freight or on a monthly basis and make payments in line with approved payment terms. When we do not control the specific services, we recognize revenue as the difference between the amount the customer pays us for the service less the amount we are charged by third parties who provide the service.

Generally, we can adjust our pricing based on contractual provisions related to achieving agreed-upon performance metrics, changes in volumes, services and market conditions. Revenue relating to these pricing adjustments is estimated and included in the consideration if it is probable that a significant revenue reversal will not occur in the future. The estimate of variable consideration is determined by the expected value or most likely amount method and factors in current, past and forecasted experience with the customer. Customers are billed based on terms specified in the revenue contract and they pay us according to approved payment terms.

Contract Costs

We expense the incremental costs of obtaining contracts when incurred if the amortization period of the assets is one year or less. These costs are included in cost of transportation services (exclusive of depreciation and amortization).

Insurance

The Company purchased insurance to provide for the costs of medical, casualty, liability, vehicular, cargo, workers’ compensation, cyber risk and property claims. We periodically evaluate our level of insurance coverage and adjust our insurance levels based on risk tolerance and premium expense.

Liabilities for the risks we retain, including estimates of claims incurred but not reported, are not discounted and are estimated, in part, by considering historical cost experience, demographic and severity factors, and judgments about current and expected levels of cost per claim and retention levels. Changes in these assumptions and factors can impact actual costs paid to settle the claims and those amounts may be different than estimates. As of December 31, 2023 and 2022, there have been no liabilities incurred.

Advertising Costs

Advertising costs are expensed as incurred. As of December 31, 2023 and 2022, the Company incurred advertising costs totaling to $10,219 and $26,763, respectively.

Income Taxes

The Company is treated as a partnership for tax reporting purposes, therefore no provision for federal, state and local income taxes for the Company have been made in the accompanying financial statements, as individual members are responsible for their proportionate share of the Company’s taxable income. The Company recognizes the impact from an uncertain tax position only if that position is more-likely-than-not of being sustained upon examination by the taxing authority, based on the technical merits of the position. However, should the Company be subject to examination by the taxing authority, any adjustments required would be passed through to the members for such adjustments. The Company will account for interest and penalties relating to uncertain tax provisions in the current period statements of operations, as necessary. At December 31, 2023 and 2022, the Company did not have any uncertain tax positions.

Concentration of Risks

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. Cash balances may exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limit of $250,000. The Company has not experienced any losses in such accounts.

As of December 31, 2023 and 2022, two customers accounted for 21% and 35%, respectively, of the Company’s revenue.

As of December 31, 2023, there were no customers that accounted for more than 10% of total accounts receivable. As of December 31, 2022, one customer accounted for 11% of the Company’s accounts receivables.

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset, or the amount paid to transfer a liability in an orderly transaction between market participants at the measurement date. There is a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The Company classifies fair value balances based on the observability of those inputs. The three levels of the fair value hierarchy are as follows:

Level 1 - Inputs based on unadjusted quoted market prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets or quoted prices for identical or similar instruments in markets that are not active or for which all significant inputs are observable or can be corroborated by observable market data.

Level 3 - Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. The inputs are both unobservable for the asset and liability in the market and significant to the overall fair value measurement.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement. The Company establishes the fair value of its assets and liabilities using the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and establishes a fair value hierarchy based on the inputs used to measure fair value. The recorded amounts of certain financial instruments, including money markets classified as cash equivalents, accounts receivable, accounts payable, accrued expenses, debt at fixed interest rates, and other liabilities approximate fair value due to their relatively short maturities.

The Company’s policy is to record transfers between levels, if any, as of the beginning of the fiscal year. For the years ending December 31, 2023 and 2022, no transfers between levels have been recognized.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which modifies lease accounting for lessees to increase transparency and comparability by recording lease assets and liabilities for operating leases and disclosing key information about leasing arrangements. In July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases, and ASU No. 2018-11, Leases (Topic 842), Targeted Improvements, which affect certain aspects of the previously issued guidance. In December 2018, the FASB issued ASU No. 2018-20, Narrow- Scope Improvements for Lessor, Leases (Topic 842), which provides guidance on sales tax and other taxes collected from lessees. In December 2019, the FASB issued ASU No. 2019-01, Codification Improvements to Topic 842, Leases, which affect certain aspects of the previously issued guidance. Amendments include an additional transition method that allows entities to apply the new standard on the adoption date and recognize a cumulative effect adjustment to the opening balance of retained earnings, as well as a new practical expedient for lessors. The Company adopted this new guidance utilizing the modified retrospective transition method, effective January 1, 2022 and there was no material impact.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326). This standard requires a new method for recognizing credit losses that is referred to as the current expected credit loss (“CECL”) method. The CECL method requires the recognition of all losses expected over the life of a financial instrument upon origination or purchase of the instrument unless the Company elects to recognize such instruments at fair value with changes in profit and loss (the fair value option). This standard is effective for the Company for fiscal years beginning after December 15, 2022. The Company adopted this new guidance January 1, 2023 and there was no material impact on the Company’s financial statements but did change how the allowance for credit losses is determined.

Note 3 – Accounts receivables, net

The Company classifies its trade receivables as either current or past due. The following reflects the credit quality of the Company’s receivables, as delinquency status has been identified as the primary credit quality indicator, based on the recorded amount of the receivable in delinquent status.

The following reflects the Company’s trade receivables for the periods presented:

	December 31,		January 1,
	2023	2022	2022
Accounts receivable	$1,103,075	$998,963	$665,461
Allowance for credit losses	(127,450)	(127,450)	-
Accounts receivable, net	$975,625	$871,513	$665,461

Note 4 — Property and Equipment, net

	December 31,
	2023	2022
Property and equipment
Vehicles, tractors, trailers and tankers	$2,339,767	$2,077,962
Less: accumulated depreciation	(655,650)	(238,915)
Total property and equipment, net	$1,684,117	$1,839,047

Depreciation expenses for property and equipment was $339,898 and $166,772 for the years ended December 31, 2023 and 2022, respectively.

Note 5 – Leases

The following amounts were recorded in the Company’s balance sheets relating to its finance leases:

	December 31,
	2023	2022
ROU assets, net	$293,358	$231,122
Lease liabilities:
Current lease liabilities	$66,806	$62,697
Non-current lease liabilities	45,386	48,931
Total lease liabilities	$112,192	$111,628
Other supplemental information:
Weighted average remaining lease term	1.0 years	1.9 years
Weighted average discount rate	9.97%	7.77%

Amortization of the right of use assets was $22,564 and $14,839 for the years ended December 31, 2023 and 2022, respectively.

The future repayments of the finance leases as of December 31, 2023 were as follows:

2024	$67,182
2025	40,008
2026	5,377
Total principal outstanding	112,567
Less accrued interest	(375)
Total finance leases outstanding	$112,192

Note 6 - Line of Credit

The Company holds a line of credit with a third-party lending facility to assist in cash flow needs and financing. The Company had drawdowns of $40,000 and $75,000 in 2023 and 2022, respectively. As of December 31, 2023 and 2022, the balance outstanding under the line of credit was $- and $15,702, respectively.

Note 7 –Notes Payable

The Company holds multiple notes with various institutions for funding the purchases of their fleet of trucks, tractors and trailers. The weighted average interest rates on these loans were 6.58% and 5.67% as of December 31, 2023 and 2022, respectively.

The future repayments of the notes payable as of December 31, 2023 were as follows:

	Notes payable	Related party - notes payable	Total
2024	$329,220	$129,959	$459,179
2025	241,722	23,758	265,480
2026	185,468	10,883	196,351
2027	114,219	-	114,219
2028	52,265	-	52,265
Total notes payable outstanding	$922,894	$164,600	$1,087,494

Note 8 – Members’ Equity

As of December 31, 2023 and 2022, the Company has 100 units authorized, issued and outstanding, which are held by the two managing members, owning 75% and 25% respectively.

Note 9 – Related Party Transactions

As of December 31, 2023 and 2022, the Company made principal payments directly to financial institutions on behalf of one of the managing members for use of trucks and trailers controlled by an entity owned by the member, totaling

$48,476 and $41,105, respectively.

During the years ended December 31, 2023 and 2022, the Company acquired from the members trucks and trailers totaling $243,409 and $130,104, respectively. These purchases were financed by the issuance of notes payable issued directly to the members for similar amounts. As of December 31, 2023 and 2022, the amounts owed under these notes payable to the members totaled $164,600 and $94,232, respectively. Interest paid to the members for the years ended December 31, 2023 and 2022 under these notes payable totaled $10,000 and $4,800, respectively (See note 7).

Note 10 – Commitments and Contingencies

From time to time the Company may be subject to various legal proceedings, claims and litigation, which arise in the ordinary course of operations. In the opinion of management, the amount of liability, if any, with respect to these actions would not materially affect the financial position or results of operations of the Company.

Note 11 – Subsequent Events

Management has evaluated events and transactions occurring subsequent to December 31, 2023, for items that should potentially be recognized or disclosed in these financial statements. The evaluation was conducted through June 25, 2024, the date the financial statements were available to be issued.